Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

Ultra Clean Holdings, Inc.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A Common Stock, $0.001 par value per share, pursuant to the Amended and Restated Equity Incentive Plan	(1)	Other	3,500,000	$93.64	$327,740,000.00	0.0001381	$45,260.90
Equity	Class A Common Stock, $0.001 par value per share, pursuant to the Amended and Restated Employee Stock Purchase Plan	(2)	Other	450,000	$79.60	$35,820,000.00	0.0001381	$4,946.75

Total Offering Amounts:						$363,560,000.00		50,207.65
Total Fee Offsets:								0.00
Net Fee Due:								$50,207.65

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Offering Note(s)

(1)	(a) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of the Registrant’s Class A Common Stock (“Common Stock”) that become issuable under the Registrant’s Amended and Restated Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affecting such common stock.

(b) The proposed maximum offering price per unit for the Amended and Restated Equity Incentive Plan is estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Securities Act. The offering price per share and the aggregate offering price are based upon $93.635 per share, which is the average of the high and low prices of Common Stock, as reported on the Nasdaq Global Select Market on July 7, 2026.

(c) The Registrant does not have any fee offsets.

(d) Rounded to the nearest cent.
(2)	(a) Pursuant to Rule 416(a) of the Securities Act, this Registration Statement on Form S-8 shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Registrant’s Amended and Restated Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affecting such common stock.

(b) The proposed maximum offering price per unit for the Amended and Restated Employee Stock Purchase Plan is estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Securities Act. The offering price per share and the aggregate offering price are based upon $79.60 per share, which is 85% of the average of the high and low prices Common Stock, as reported on the Nasdaq Global Select Market on July 7, 2026.

(c) The Registrant does not have any fee offsets.

(d) Rounded to the nearest cent.